Exhibit 21.1

Subsidiaries

ENTITY NUMBER	NAME OF ENTITY	STATE OF ORGANIZATION

1.	ACI Mechanical, Inc.	Delaware
2.	ACI Mechanical USA, Inc. (formerly Comfort Systems USA (Oregon), Inc.)	Delaware
3.	ARC Comfort Systems USA, Inc. (formerly American Refrigeration Contractors, Inc.)	Delaware
4.	Accurate Air Systems, L.P.	Texas
5.	Accu-Temp GP, Inc.	Delaware
6.	Accu-Temp LP, Inc.	Delaware
7.	Air Temp, Inc.	Delaware
8.	Atlas-Accurate Holdings, L.L.C.	Delaware
9.	Atlas Comfort Systems USA, L.P.	Texas
10.	Batchelor’s Mechanical Contractors, Inc.	Alabama
11.	BCM Controls Corporation	Massachusetts
12.	California Comfort Systems USA, Inc. (formerly Helm SanDiego)	California
13.	Central Mechanical, Inc.	Delaware
14.	Climate Control, Inc. (formerly Comfort Systems USA (South Boston), Inc.)	Delaware
15.	Comfort Systems USA (Arkansas), Inc. (formerly River City Mechanical, Incorporated)	Delaware
16.	Comfort Systems USA (Baltimore), Inc.	Delaware
17.	Comfort Systems USA (Bristol), Inc. (formerly Fred Hayes Mechanical Contractors, Inc.-Delaware)	Delaware
18.	Comfort Systems USA (Ohio), Inc. (formerly Tech Heating and Air Conditioning, Inc.)	Ohio
19.	Comfort Systems USA (Florida), Inc. (formerly The Drake Corporation—All Temp Services, Inc.)	Florida
20.	Comfort Systems USA G.P., Inc.	Delaware
21.	Comfort Systems USA (Hartford), Inc. (formerly The Harvey Robbin Company)
22.	Comfort Systems USA (Intermountain), Inc. (formerly Contract Service, Inc. merged with Freeway Heating & Air Conditioning, Inc.)	Utah
23.	Comfort Systems USA National Accounts Services, LLC (formerly Accu-Temp, LLC)	Indiana
24.	Comfort Systems USA (Southeast), Inc.	Delaware
25.	Comfort Systems USA (Syracuse), Inc. (formerly Armani Plumbing & Mechanical, Inc.)	New York
26.	Comfort Systems USA (Texas), L.P.	Texas
27.	Comfort Systems USA (Twin Cities), Inc. (formerly EDS, Inc./Energy Development Services)	Minnesota
28.	Comfort Systems USA (Western Michigan), Inc. (reorganization of River City Mechanical, Inc. and H&H Plumbing & Heating, Inc. and Troost Service Co.)	Michigan
29.	CS44 Acquisition Corp. [Edmonds/Service Refrigeration]	Delaware
30.	CS53 Acquisition Corp. (Mgm Member Atlas-Accurate)	Delaware
31.	Design Mechanical Incorporated	Delaware

ENTITY NUMBER	NAME OF ENTITY	STATE OF ORGANIZATION

32.	Eastern Heating & Cooling, Inc.	New York
33.	Granite State Plumbing & Heating, LLC	Delaware
34.	Gulfside Mechanical, Inc.	Delaware
35.	H & M Mechanical, Inc.	Delaware
36.	Helm Corporation	Colorado
37.	Hess Mechanical Corporation	Delaware
38.	J & J Mechanical, Inc.	Kentucky
39.	James Air Conditioning Enterprise Inc.	Puerto Rico
40.	Martin Heating, Inc.	Wyoming
41.	Mechanical Technical Services, L.P.	Texas
42.	MJ Mechanical Services, Inc.	Delaware
43.	North American Mechanical, Inc.	Delaware
44.	Quality Air Heating & Cooling, Inc.	Michigan
45.	S&K Air Conditioning Co., Inc.	Georgia
46.	S. I. Goldman Company, Inc.	Delaware
47.	S.M. Lawrence Company, Inc.	Tennessee
48.	SA Associates, Inc. (fka Salmon & Alder, Inc.)	Utah
49.	Salmon & Alder, LLC	Utah
50.	Seasonair, Inc.	Maryland
51.	Sheren Plumbing & Heating, Inc.	Delaware
52.	Target Construction, Inc.	Delaware
53.	Temp-Right Service, Inc.	Delaware
54.	The Capital Refrigeration Company	Delaware
55.	Tri-City Mechanical, Inc.	Arizona
56.	United Environmental Services, L.P.	Texas
57.	Western Building Services, Inc.	Colorado